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                                                                    EXHIBIT 23.2

           CONSENT OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN &
                     HACHIGIAN, LLP, COUNSEL TO THE COMPANY

     We consent to the reference to our firm under the caption, "Legal Matters" in the Registration Statement (Form SB-2) and related Prospectus of Computer Literacy, Inc. for the registration of shares of its common stock.

                                          /s/ GUNDERSON DETTMER STOUGH
                                          VILLENEUVE FRANKLIN & HACHIGIAN,
                                          LLP

                                          --------------------------------------
                                          Gunderson Dettmer Stough
                                          Villeneuve Franklin & Hachigian, LLP

Menlo Park, California
July 17, 1998